UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 20, 2016

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 20, 2016, the Board of Directors of Metabolix, Inc. (the “Company”) approved a plan to implement a strategic restructuring under which Yield10 Bioscience will become its core business with a focus on developing disruptive technologies for step-change improvements in crop yield to enhance global food security. As part of the restructuring, Metabolix will discontinue its biopolymer operations and eliminate approximately 45 positions in its biopolymer operations and corporate organization, and will pursue the sale of its biopolymers business assets. The immediate reduction in force represents approximately 50% of the Company’s current workforce. Once the restructuring is complete, Metabolix anticipates a staff of approximately 20 people, comprised of the Yield10 crop science team together with a small group of administrative personnel. After the restructuring and wind-down of the biopolymers operation, the Company’s annual cash burn rate is expected to be in the range of $5 million compared to approximately $25 million prior to the restructuring.
The Company estimates that it will record restructuring charges of approximately $4.0 million during its third fiscal quarter of 2016 related to estimated cash expenditures for contract termination costs and employee post-termination benefits. The Company is working to minimize cash costs associated with the restructuring. The Company also expects to record a non-cash impairment charge of approximately $0.6 million during its third quarter for manufacturing equipment and leasehold improvements related to its discontinued biopolymer operations.
The Company is actively engaged in efforts to secure additional capital resources over the next several weeks to support the implementation of its new Yield10-focused strategy. All forms of financing may be considered, including public and private equity financing, secured or unsecured debt financing, equity or debt bridge financing, as well as licensing or other collaborative arrangements. In addition, the Company is holding its biopolymer assets for sale and may sell or license all or portions of its biopolymer inventory, equipment and intellectual property in connection with its ongoing financing efforts and the implementation of its new strategy. There can be no assurance that these efforts will be successful. If the Company is not able to secure such additional capital resources or otherwise fund its operations, it will be forced to wind down its remaining operations, including the Yield10 program, and pursue options for liquidating the Company’s remaining assets, including intellectual property and equipment.

Cautions About Forward-Looking Statements
This report contains forward-looking statements, including statements regarding the planned restructuring, wind-down of the biopolymer operations and sale or liquidation of assets, estimated restructuring and impairment charges, expected future staffing and cash usage, plans for obtaining additional cash resources, and expectations regarding the progress of Yield10. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties relating to the Company’s future costs, uncertainty about its ability to secure additional funding, uncertainties related to the development and commercialization of Yield10 technologies, as well as other risks and uncertainties set forth under the caption "Risk Factors" in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: July 26, 2016
	By:	/s/ Joseph H. Shaulson
Joseph H. Shaulson